Investor Relations Contact
Bonnie McBride
Vice President, Investor Relations + 1 707.283.2850
ir@cyaninc.com
Cyan Reports Record Third Quarter 2013 Results

- Year-over-year revenue grows 31 percent to a record $37.7 million
- Blue Planet SDN platform adoption accelerates; over 100 customers now deployed
- Revenue from International customers grows to 13 percent of total revenue

PETALUMA, CA, OCTOBER 29, 2013 – Cyan (NYSE: CYNI), a leading provider of software-defined networking (SDN) and packet-optical solutions for network operators, today announced financial results for its third quarter ended September 30, 2013.
Revenue for the third quarter of 2013 grew 31 percent year-over-year to a record $37.7 million, and increased 19 percent from $31.7 million for the second quarter of 2013. Net loss for the quarter was $8.6 million, or $0.19 per share, compared to a net loss of $3.2 million, or $1.26 per share, in the same period last year and a net loss of $9.1 million, or $0.33 per share, for the second quarter of 2013.
On a non-GAAP basis, which excludes stock-based compensation expense, Cyan’s net loss for the third quarter was $6.4 million, or $0.14 per share. This compares to a net loss of $1.6 million, or $0.63 per share, for the same period last year and to a net loss of $6.6 million, or $0.24 per share, for the second quarter. Both GAAP and non-GAAP per share net loss figures for the third quarter are based on 46.3 million weighted average shares outstanding.
“The results for the third quarter reflect Cyan’s continued success in capitalizing on a widespread and fundamental shift in the industry,” said Mark Floyd, the Company’s chairman and chief executive officer. “We delivered record revenues and achieved multiple key objectives both financially and strategically. Some of these include: strengthening our international presence to drive revenue growth and diversification; heightened activity around our target tier 1 customer base to accelerate Cyan’s entry into these accounts; and continued adoption of our Blue Planet SDN (software defined networking) and NFV (network functions virtualization) orchestration platform. Specifically, during the third quarter Cyan: derived 13 percent of total revenues from international markets; initiated lab trials at multiple tier 1 carriers and engaged in deep discussions with several large content providers and data center operators; and, our Blue Planet software continued to be a key differentiator for us and has now been implemented by more than 100 customers since its launch last December.”
“Looking ahead, we are seeing multiple factors that are affecting our near-term outlook,” continued Floyd. “Economic uncertainty driven by the debt ceiling crisis and lack of a federal budget is exacerbating what would have already been a lumpy quarter, as budgets are largely exhausted towards the end of the year. These factors are causing cautious order patterns among our customers, and collectively, are impacting our outlook for the fourth quarter. In spite of the near-term uncertainty, nothing fundamental has changed in our view of our long-term prospects, and we remain as excited as ever about the opportunities in front of us.”
Future Expectations
Please refer to the Forward-Looking Statements section below for cautionary notes.
For the fourth quarter of 2013, Cyan currently expects revenue to be in the range of $30 million to $33 million. GAAP net loss is expected to be between $11.1 million and $13.6 million, or a net loss per share of $0.24 to $0.29. On a non-GAAP basis, Cyan currently expects its net loss to range between $9.0 million and $11.3 million, or a net loss per share of $0.19 to $0.24. GAAP and non-GAAP net loss per share amounts are based on an estimated 46.4 million weighted average shares outstanding for the fourth quarter.
The Company is introducing initial guidance for its full-year 2014.  For the year, Cyan currently expects revenue for 2014 to grow approximately 33 percent from 2013.  Further details on 2014 expectations, including expectations for GAAP and non-GAAP net loss, will be provided with future earnings announcements.
Recent Highlights

•
Cyan announced that Colt has launched its next-generation modular Carrier Ethernet Multi-Service Platform network building on Cyan’s Blue Planet software, Z-Series platforms and other third-party platforms to automate service delivery, reduce provisioning time, and improve the customer experience.

■
Connectem, Mellanox, Metaswitch, Pica8, RAD and Red Hat joined Blue Orbit, an ecosystem of SDN and network functions virtualization (NFV) partners that now includes 15 partners dedicated to delivering interoperable SDN and NFV solutions to customers.

■	Cyan’s Blue Planet Platform was named “Best New Telecom Product” by Light Reading at its annual Leading Lights event in New York City on October 12, 2013.
Conference Call
Cyan will host a conference call for analysts and investors to discuss its third quarter 2013 results and outlook for its fourth quarter of 2013 and full year 2014 today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To access the live call, please dial 1-877-941-9205 (US or Canada) or 1-480-629-9771 (international) and use the password: Cyan. A telephonic replay of the call will be available from approximately two hours after the call until 11:59 pm on November 12, 2013, and can be accessed by dialing 1-800-406-7325 or 1 -303-590-3030 and entering passcode 4643637#. A live audio webcast of the conference call also will be available from the Investors section of the company’s website, www.cyaninc.com. Following the webcast, an archived version will be available on the website for approximately 90 days.
Use of Non-GAAP Financial Information
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net loss, and non-GAAP gross margin. We use this information in managing our business and believe the non-GAAP data are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to statements relating to Cyan’s expected future financial results and performance, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: fluctuations in demand for our products and services, particularly as it relates to large sales to existing and new customers; fluctuations in the price for our products and services; the adoption rate of our products, particularly our Blue Planet solution; our ability to compete in our industry; and other risks and uncertainties related to our business. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.
About Cyan
Cyan enables network transformation. The company’s software-defined network (SDN) solutions deliver orchestration, visualization, and scale to networks that, until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data center operators globally, Cyan’s open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms, and Cyan Pro professional services. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Cyan, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Revenue	$37,694	$28,843	$95,699	$66,099
Cost of revenue	22,605	17,572	55,943	39,495
Gross profit	15,089	11,271	39,756	26,604

Operating expenses:
Research and development	9,220	4,889	24,617	12,305
Sales and marketing	10,518	6,798	29,356	17,179
General and administrative	3,895	1,741	9,853	3,887
Total operating expenses	23,633	13,428	63,826	33,371
Loss from operations	(8,544)	(2,157)	(24,070)	(6,767)
Interest expense	(55)	-	(317)	(20)
Other income (expense), net	13	(1,041)	(2,595)	(1,771)
Total other income (expense), net	(42)	(1,041)	(2,912)	(1,791)
Loss before provision for income taxes	(8,586)	(3,198)	(26,982)	(8,558)
Provision for income taxes	25	10	67	27
Net loss	$(8,611)	$(3,208)	$(27,049)	$(8,585)
Basic and diluted net loss per share	$(0.19)	$(1.26)	$(1.06)	$(3.44)

Weighted-average number of shares used in computing basic and diluted net loss per share	46,262	2,545	25,587	2,499

Cyan, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$53,368	$20,221
Short-term investments	16,045	—
Accounts receivable, net	19,118	19,200
Short-term lease receivable	3,260	—
Inventories	15,733	14,049
Deferred costs	9,193	8,228
Prepaid expenses and other	1,519	930
Total current assets	118,236	62,628
Long-term investments	7,608	—
Long-term lease receivable	6,520	—
Property and equipment, net	9,459	6,485
Other assets	553	1,676
Total assets	$142,376	$70,789

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$14,899	$11,842
Accrued liabilities	5,190	3,636
Accrued compensation	5,754	3,743
Revolving loan	—	7,563
Term loan, current portion	1,197	—
Deferred revenue	18,797	15,597
Preferred stock warrant liability	—	6,254
Other liabilities	163	74
Total current liabilities	46,000	48,709
Term loan, non-current portion	3,803	5,000
Deferred revenue	2,019	1,820
Deferred rent	227	182
Total liabilities	52,049	55,711

Redeemable convertible preferred stock	—	98,133

Stockholders’ equity (deficit):
Common stock and additional paid-in capital	203,937	3,514
Accumulated other comprehensive loss	(10)	(19)
Accumulated deficit	(113,600)	(86,550)
Total stockholders’ equity (deficit)	90,327	(83,055)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$142,376	$70,789

Cyan, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2013	2012
Operating activities
Net loss	$(27,049)	$(8,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,956	1,287
Stock-based compensation	5,100	1,163
Change in fair value for warrants	2,602	1,790
Changes in operating assets and liabilities:
Accounts receivable	82	(11,359)
Lease receivable	(9,780)	—
Inventories	(1,684)	(7,372)
Deferred costs	(965)	(6,051)
Prepaid expenses and other current assets	(589)	(478)
Accounts payable	4,075	10,058
Accrued liabilities	1,577	1,112
Accrued compensation	2,011	1,399
Deferred revenue	3,399	11,041
Net cash used in operating activities	(19,265)	(5,995)

Investing activities
Purchases of property and equipment	(4,438)	(3,681)
Purchase of available for sale securities	(23,652)	—
Purchase of investment in convertible securities	(500)	—
Net cash used in investing activities	(28,590)	(3,681)

Financing activities
Proceeds from initial public offering, net of underwriting fees and issuance expenses	87,348	—
Proceeds from issuance of common stock	1,209	70
Repayments of borrowings under notes payable	(7,563)	(45)
Net cash provided by financing activities	80,994	25

Effect of exchange rate changes on cash and cash equivalents	8	5
Net increase (decrease) in cash and cash equivalents	33,147	(9,646)
Cash and cash equivalents at beginning of period	20,221	25,740
Cash and cash equivalents at end of period	$53,368	$16,094

Cyan, Inc.
GAAP to Non-GAAP Reconciliation
(In thousands, except per share amounts)
(Unaudited)

	Three months ended
	September 30, 2013	June 30, 2013	September 30, 2012
Reconciliation of Gross Profit:
GAAP as reported	$15,089	$13,750	$11,271
Adjustments:
Stock-Based Compensation	61	31	9
Non-GAAP Gross Profit	$15,150	$13,781	$11,280

Reconciliation of Gross margin:
GAAP as reported	40.0%	43.4%	39.1%
Adjustments:
Stock-Based Compensation	0.2%	0.1%	0.03%
Non-GAAP Gross margin	40.2%	43.5%	39.1%

Reconciliation of Research and Development expenses:
GAAP as reported	$9,220	$8,158	$4,889
Adjustments:
Stock-Based Compensation	773	511	163
Non-GAAP Research and Development expense	$8,447	$7,647	$4,726

Reconciliation of Sales and Marketing expenses:
GAAP as reported	$10,518	$10,821	$6,798
Adjustments:
Stock-Based Compensation	571	560	169
Non-GAAP Sales and Marketing expense	$9,947	$10,261	$6,629

Reconciliation of General and Administrative expenses:
GAAP as reported	$3,895	$3,095	$1,741
Adjustments:
Stock-Based Compensation	793	738	225
Non-GAAP General and Administrative expense	$3,102	$2,357	$1,516

Reconciliation of Operating expenses:
GAAP as reported	$23,633	$22,074	$13,428
Adjustments:
Stock-Based Compensation	2,137	1,809	557
Non-GAAP Operating expenses	$21,496	$20,265	$12,871

Reconciliation of Operating profit (loss):
GAAP as reported	$(8,544)	$(8,324)	$(2,157)
Adjustments:
Stock-Based Compensation	2,198	1,840	566
Non-GAAP Operating profit (Loss)	$(6,346)	$(6,484)	$(1,591)

Reconciliation of Operating margin:
GAAP as reported	-22.7%	-26.3%	-7.5%
Adjustments:
Stock-Based Compensation	5.8%	5.8%	2.0%
Non-GAAP Operating margin	-16.9%	-20.5%	-5.5%

Reconciliation of Net income (Loss):
GAAP as reported	$(8,611)	$(9,088)	$(3,208)
Adjustments:
Stock-Based Compensation	2,198	1,840	566
Preferred Stock Warrant Expense	-	604	1,048
Non-GAAP Net Income (Loss)	$(6,413)	$(6,644)	$(1,594)

Reconciliation of Net income (loss) per share, basic and diluted:
GAAP as reported	($0.19)	($0.33)	($1.26)
Adjustments:
Stock-Based Compensation	0.05	0.07	0.22
Preferred Stock Warrant Expense	-	0.02	0.41
Non-GAAP Net Income (Loss) per share, basic and diluted	$(0.14)	$(0.24)	$(0.63)

Non-GAAP adjustments:
Stock-Based Compensation	$2,198	$1,840	$566
Preferred Stock Warrant Expense	-	604	1,048
Total Non-GAAP adjustments	$2,198	$2,444	$1,614